G. BRAD BECKSTEAD
Certified Public Accountant


                                                         330 E. Warm Springs Rd.
                                                             Las Vegas, NV 89119
                                                                    701.528.1984
                                                                425,9282877 efax

September 18, 2000

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

I was previously principal accountant for Regency Group Limited, Inc. (the "Company") and reported on the financial statements of the Company for the year ended December 31, 1999. Effective August 10, 2000, my appointment as principal accountant was terminated. I have read the Company's statements included under
Item 4 of its Form 8-K/A dated September 18, 2000, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that Semple & Cooper, LLP was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA